UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 25, 2009

(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On March 25, 2009, Clarient, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), with Oak Investment Partners XII, Limited Partnership, a Delaware limited partnership (“Purchaser”), pursuant to which the Company agreed to sell and issue to the Purchaser, in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), up to an aggregate of 6,578,948 in shares of the Company’s Series A Convertible Preferred Stock, $0.01 par value (the “Preferred Shares”) in two or more tranches (the “Private Placement”) for aggregate consideration of up to $50.0 million.  The initial closing of the Private Placement occurred on March 26, 2009, at which time the Company issued and sold an aggregate of 3,833,201 Preferred Shares (the “Initial Closing Shares”) for aggregate consideration of $29.1 million.  The second closing under the Purchase Agreement for an additional 1,429,957 Preferred Shares for consideration of approximately $10.9 million will occur no later than the second business day following the satisfaction or waiver of the conditions precedent to the second closing set forth in the Purchase Agreement, including the Company’s obligation to obtain stockholder approval of the issuance of the Preferred Shares, as required under Nasdaq Marketplace Rules (the “Second Closing”).  The remaining Preferred Shares may be issued and sold pursuant to the Purchase Agreement in up to two additional closings only upon the further mutual agreement of the Company and the Purchaser and the satisfaction of all conditions precedent for such closings contained in the Purchase Agreement.  Neither party is obligated to consummate the sale and purchase of such remaining Preferred Shares.

The Preferred Shares are senior to the Company’s common stock with respect to liquidation preference and dividends and have certain series voting rights.  The liquidation preference for the Preferred Shares is equal to the original issue price per share (as adjusted for stock splits, declared but unpaid dividends and the like). In addition, at any time after the fourth anniversary of the initial closing under the Purchase Agreement, the Company may, at its option, redeem all Preferred Shares for an amount equal to the full liquidation preference of such shares.

Each Preferred Share is initially convertible, at any time, into four shares of the Company’s common stock, subject to adjustments.  The Preferred Shares will automatically convert if, at any time beginning 12 months after the initial closing, the Company’s common stock price is above $4.75 per share (as adjusted for stock splits, combinations, recapitalizations and the like) for 20 consecutive trading days over a 30-day trading period (all of which trading days must fall more than 12 months after the initial closing under the Purchase Agreement).

The rate at which the Preferred Shares convert into shares of common stock is subject to broad-based weighted-average anti-dilution protection in the event that the Company issues additional shares at or below the then-applicable conversion price for such share (initially, $1.90).  This provision will not be triggered, however, unless and until the Company issues shares that, when aggregated with all shares issued after the initial closing, have an aggregate offer or issue price exceeding $5.0 million. These anti-dilution provisions are subject to typical carve-outs, including carve-outs for issuances to employees pursuant to plans approved by the Board of Directors of the Company (the “Board”) and issuances to vendors and banks in bona fide transactions, the primary purpose of which is not the raising of capital.

The total number of shares of common stock initially issuable upon conversion of the Initial Closing Shares is 15,332,804 shares.  This number of shares equals approximately 19.9% of the issued and outstanding common stock of the Company, just prior to the issuance of the Initial Closing Shares.  Assuming that all 6,578,948 of the Preferred Shares are issued, the total number of shares of common stock initially issuable upon conversion of such Preferred Shares will be 26,315,792.  If all of the Preferred Shares are issued, they will represent, on a pro-forma basis, approximately 25.4% of the total voting power of all of the Company’s issued and outstanding securities.

Because the Company is subject to the Nasdaq Marketplace Rules, the Company must obtain stockholder approval before any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that is (1) equal to 20% or more of our outstanding common stock before such issuance or sale and (2) at a price per share below the greater of book or market value at the time of such issuance or sale.  The inclusion of price-based anti-dilution provisions is treated by Nasdaq as an issuance at a price per share below market value at the time of issuance.  Nasdaq rules also require stockholder approval of any issuance of voting stock that would result in a change in control of the issuer.  Therefore, until such time as stockholder approval of the issuance of the Preferred Shares is obtained and effective, the number of shares of common stock into which the Preferred Shares are convertible is capped at 15,332,804 shares.  Holders of approximately 60% of the Company’s outstanding voting securities have approved the issuance of the Preferred Shares via written consent and the Company will provide notice to all stockholders in accordance with Delaware and federal law as a condition to the effectiveness of the consummation of the sale of additional Preferred Shares at the Second Closing or any subsequent closing.

As required by the terms of the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Purchaser obligating the Company to register for resale the shares of the common stock issuable upon the conversion of the Preferred Shares on a registration statement on Form S-3 to be filed with the Securities and Exchange Commission at least 90 days prior to the one year anniversary of the initial closing of the sale of the Preferred Shares.

The Company will use the proceeds from the sale of the Preferred Shares to (i) repay in full the outstanding indebtedness of the Company under its Amended and Restated Loan Agreement, dated as of February 28, 2008 (as modified and amended from time to time), by and between Comerica Bank and the Company (the “Comerica Loan Agreement”) and its Second Amended and Restated Senior Subordinated Revolving Credit Agreement, dated as of February 27, 2009, as modified and amended, by and between the Company and Safeguard Delaware, Inc. (the “Safeguard Loan Agreement”) and (ii) for general working capital.  The Company may, but is not obligated, to use additional proceeds from the sale of the Preferred Shares for repayment of additional indebtedness of the Company.  The Company maintains a Standby Letter of Credit Application and Agreement dated August 1, 2005 with Comerica Bank pursuant to which Comerica Bank has provided a letter of credit in the amount of  $2.25 million to the Company’s landlord.  In connection with the termination of the Comerica Loan Agreement, the Company entered into a Security and Pledge Agreement dated March 26, 2009 pursuant to which the Company has cash collateralized its obligations under the letter of credit. The Pledge and Security Agreement is filed herewith as Exhibit 10.7 to this Report on Form 8-K.

Pursuant to the terms of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Series A Certificate of Designations”), the Board will be composed of nine members, of which the holders of the Preferred Shares are entitled to nominate two.  The Purchaser nominated Ms. Ann H. Lamont and Mr. Andrew Adams to serve on the Board, and each was duly appointed by the Board effective as of March 26, 2009 to fill the vacancies created by the resignation of Dr. Michael Pellini and Mr. John Wampler (See Item 5.02 below).  The Company also entered into indemnification agreements with Ms. Lamont and Mr. Adams providing for indemnification of such directors by the Company for certain claims relating to their service on the Board.  The form of indemnification agreement entered into with Ms. Lamont and Mr. Adams is filed herewith as Exhibit 10.3 to this Report on Form 8-K.

In the event that the Preferred Shares are converted to common stock, pursuant to the Purchase Agreement, the Company has agreed to request that the Board of Directors nominate or appoint two  nominees of the Purchaser for election to the Board so long as the Purchaser and its affiliates own at least 16.67% of the outstanding voting securities of the Company.  In the event that the voting power of the Purchaser and its affiliates falls below 16.67%, Purchaser has agreed to negotiate in good faith with the Company an appropriate amendment to its board representation rights in light of such diminished ownership. The Purchaser’s board representation rights will terminate automatically in the event that its voting power (together with its affiliates) falls below 5% of the outstanding voting securities of the Company.

Also in connection with the Private Placement, the Company and Safeguard Delaware, Inc. (“Safeguard”), amended certain provisions of the Securities Purchase Agreement, dated as of June 13, 2002, between the Company and Safeguard (the “Safeguard Securities Agreement”).  The amendment provides that Safeguard is entitled to nominate up to three directors until such time as Safeguard and/or its transferees hold less than 25% of the voting power of all outstanding securities of the Company, at which time they will have the right to nominate up to two directors.  In the event that the voting power of Safeguard and/or its transferees falls below 16.67%, Safeguard has agreed to negotiate in good faith with the Company an appropriate amendment to its board representation rights in light of such diminished ownership.  The Safeguard Securities Agreement will also terminate automatically in the event that Safeguard’s voting power (together with its affiliates) falls below 5% of the outstanding voting securities of the Company.  The amendment to the Safeguard Securities Agreement is filed herewith as Exhibit 10.4 to this Report on Form 8-K.

Also in connection with the Private Placement, the Company and Safeguard amended certain provisions of the Safeguard Loan Agreement.  The amendments to the Safeguard Loan Agreement (i) reduced the maximum aggregate principal amount which may be borrowed under the terms of the Safeguard Loan Agreement (inclusive of those amounts currently outstanding) from $30.0 million to $10.0 million, and (ii) provided Safeguard’s consent to, and conforming amendments of the Safeguard Loan Agreement to permit the repayment in full of all indebtedness of the Company under the Comerica Loan Agreement and the termination of the Comerica Loan Agreement at the initial closing.  It is anticipated that the Safeguard Loan Agreement will be paid off in full and terminated upon the Second Closing.  The amendment to the Safeguard Loan Agreement is filed herewith as Exhibit 10.5 to this Report on Form 8-K.

Also in connection with the Private Placement, the Purchaser and Safeguard and certain of its affiliates entered into a Stockholders Agreement (the “Safeguard-Oak Agreement”) pursuant to which (i) Safeguard waived any preemptive or anti-dilution rights it might have with respect to the issuance of the Preferred Shares, and (ii) Safeguard agreed to vote in favor of the issuance of the Preferred Shares for purposes of complying with the Nasdaq Marketplace Rules.  The Company is an intended third party beneficiary with respect to portions of the Safeguard-Oak Agreement. The Safeguard-Oak Agreement is filed herewith as Exhibit 10.6 to this Report on Form 8-K.

This announcement is not an offer to sell either the Preferred Shares or the common stock issuable upon conversion of the Preferred Shares.  Neither the Preferred Shares, nor the shares of common stock issuable upon conversion of the Preferred Shares have been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the transaction documents entered into in connection with the Private Placement, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5.  A copy of the press release announcing the Private Placement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 1.02 – Termination of a Material Definitive Agreement.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 1.02.  At the initial closing under the Purchase Agreement, the Company used a portion of the proceeds to pay its indebtedness owing the Comerica Loan Agreement in full.  The Comerica Loan Agreement was terminated effective as of March 26, 2009.

In connection with the termination of the Comerica Loan Agreement, that certain Third Amended and Restated Unconditional Guaranty dated January 17, 2007, by Safeguard in favor of Comerica Bank (as amended, the “Safeguard Guaranty”) was terminated.  As a result of the termination of the Safeguard Guaranty, that certain Amended and Restated Reimbursement and Indemnity Agreement dated January 17, 2007, as amended, between the Company and Safeguard automatically terminated.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 2.04 – Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.04.

Item 3.02 – Unregistered Sale of Equity Securities.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 3.03 – Material Modification to Rights of Security Holders.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this item 3.03.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this item 5.02.  Effective as of March 26, 2009, Dr. Michael Pellini and Mr. Jon Wampler resigned from the Board. The resignation of Dr. Pellini and Mr. Wampler as directors was necessary to permit the appointment of two representatives of the holders of the Preferred Shares as required under the Certificate of Designations and was a condition to the initial closing under the Purchase Agreement.  Dr. Pellini continues to serve as the Company’s President and Chief Operating Officer.  In addition, effective as of March 26, 2009, Ms. Ann H. Lamont and Mr. Andrew Adams were appointed to the Board to fill the vacancies created by the resignations of Dr. Pellini and Mr. Wampler.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2009, the Company filed the Series A Certificate of Designations with the Secretary of State of the state of Delaware for the purpose of fixing the designations, preferences, limitations and relative rights of the Preferred Shares.  The Series A Certificate of Designations is filed herewith as Exhibit 3.1 to this Report on Form 8-K.

On March 26, 2009, the Company filed a Certificate of Elimination with the Secretary of State of the state of Delaware for the purpose of eliminating the Company’s Series C Preferred Stock and Series D 5% Cumulative Convertible Preferred Stock, of which no shares of either series were issued or outstanding as of that date.  The Certificate of Elimination is filed herewith as Exhibit 3.2 to this Report on Form 8-K.

Item 7.01 - Regulation FD Disclosure.

On March 26, 2009, the Company issued a press release announcing the Purchase Agreement with Purchaser, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
3.1	Certificate of Designations for Series A Convertible Preferred Stock filed March 26, 2009.

3.2	Certificate of Elimination for Series C Preferred Stock and Series D 5% Cumulative Convertible Preferred Stock filed March 26, 2009.

10.1	Stock Purchase Agreement, dated as of March 25, 2009, by and between Clarient, Inc. and and Oak Investment Partners XII, Limited Partnership.

10.2	Registration Rights Agreement, dated as of March 26, 2009, by and between Clarient, Inc. and Oak Investment Partners XII, Limited Partnership.

10.3	Form of Indemnification Agreement entered into with Ms. Ann H. Lamont and Mr. Andrew Adams effective as of March 26, 2009.

10.4	Amendment to Securities Purchase Agreement, dated March 26, 2009, entered into between Clarient, Inc. and Safeguard Delaware, Inc.

10.5	First Amendment and Consent to the Second Amended and Restated Senior Subordinated Revolving Credit Agreement, dated March 26, 2009 entered into between the Company and Safeguard Delaware, Inc.

10.6

Stockholders Agreement dated March 26, 2009 by and among Safeguard Delaware, Inc., Safeguard Scientifics, Inc., Safeguard Scientifics (Delaware), Inc., and Oak Investment Partners XII, Limited Partnership.

10.7	Pledge and Security Agreement dated March 26, 2009 by and among Clarient, Inc. and Comerica Bank.

99.1	Press Release of Clarient, Inc., dated March 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: March 27, 2009	By:	/s/ Raymond Land
	Name:	Raymond Land
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations for Series A Convertible Preferred Stock filed March 26, 2009.

3.2	Certificate of Elimination for Series C Preferred Stock and Series D 5% Cumulative Convertible Preferred Stock filed March 26, 2009.

10.1	Stock Purchase Agreement, dated as of March 25, 2009, by and between Clarient, Inc. and Oak Investment Partners XII, Limited Partnership.

10.2	Registration Rights Agreement, dated as of March 26, 2009, by and between Clarient, Inc. and and Oak Investment Partners XII, Limited Partnership.

10.3	Form of Indemnification Agreement entered into with Ms. Ann H. Lamont and Mr. Andrew Adams effective as of March 26, 2009.

10.4	Amendment to Securities Purchase Agreement, dated March 26, 2009, entered into between Clarient, Inc. and Safeguard Delaware, Inc.

10.5	First Amendment and Consent to the Second Amended and Restated Senior Subordinated Revolving Credit Agreement, dated March 26, 2009 entered into between the Company and Safeguard Delaware, Inc.

10.6

Stockholders Agreement dated March 26, 2009 by and among Safeguard Delaware, Inc., Safeguard Scientifics, Inc., Safeguard Scientifics (Delaware), Inc., and Oak Investment Partners XII, Limited Partnership.

10.7	Pledge and Security Agreement dated March 26, 2009 by and among Clarient, Inc. and Comerica Bank.

99.1	Press Release of Clarient, Inc., dated March 26, 2009.